Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of Cooper Tire & Rubber Company listed below, and in the related Prospectuses, of our reports dated March 2, 2010, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company and the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2009:

Form S-3	No. 33-44159	$200,000,000 aggregate principal amount of the Company’s Debt Securities
	No. 333-89149	Registration of securities not to exceed an initial public offering price of $1,200,000,000
	No. 333-161870	Registration of 1,527,778 shares of the Company’s common stock

Form S-8	No. 2-58577	Thrift and Profit Sharing Plan
	No. 33-35071	Texarkana Pre-Tax Savings Plan
	No. 33-47980	1991 Stock Option Plan for Non-Employee Directors
	No. 33-47981	Pre-Tax Savings Plan at the Findlay Plant
	No. 333-09619	1996 Stock Option Plan
	No. 333-83311	Pre-Tax Savings Plan (Clarksdale)
	No. 333-83309	1998 Employee Stock Option Plan
1998 Incentive Compensation Plan
	No. 333-83589	1998 Non-Employee Directors Compensation Deferral Plan
	No. 333-84815	Thrift & Profit Sharing Plan
	No. 333-84813	Texarkana Pre-Tax Savings Plan
	No. 333-84811	Pre-Tax Savings Plan at the Findlay Plant
	No. 333-103007	2001 Incentive Compensation Plan
No. 333-113315
Pre-Tax Savings Plan at the Auburn
Plant, Pre-Tax Savings Plan (Bowling Green – Hose), Pre-Tax Savings
Plan (Bowling Green – Sealing), Pre-Tax Savings Plan (Clarksdale),
Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax Savings Plan at
the Findlay Plant, Texarkana Pre-Tax Savings Plan

	No. 333-138811	Pre-Tax Savings Plan (Findlay) and Pre-Tax Savings Plan (Texarkana)
	No. 333-142136	2006 Incentive Compensation Plan
	No. 333-157778	Spectrum Investment Plan, Pre-Tax Savings Plan (Findlay) and Pre-Tax Savings Plan (Texarkana)

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Toledo, Ohio
March 2, 2010